                                                                  EXECUTION COPY

                            STOCK PURCHASE AGREEMENT
                                     BETWEEN
                               CINTAS CORPORATION
                                       AND
                                   FILUXEL SA
                                   DATED AS OF
                                 MARCH 15, 2002

                                TABLE OF CONTENTS

             5.5      Financial Statements; Absence of New Liabilities;

             5.18     Knowledge Regarding Representations;

             6.9      Knowledge Regarding Representations;

             12.1     No Survival of Representations,

         SCHEDULES

         1-A          Existing Indebtedness Agreements
         1-B          Existing Letters of Credit
         1-C          Existing Liens
         1-D          Leased Properties
         1-E          Other Indebtedness
         1-F          Owned Properties
         1-G          Permitted Liens
         1-H          Trademark Agreement
         1-I          Non-Competition and Non-Disclosure Agreement
         1-J          Sanis Supply Agreement Term Sheet
         3.3          Base Working Capital
         5.1          Subsidiaries
         5.3          Subsidiary Share Capital Information
         5.4          Consents, approvals and waivers to be obtained
                      by the Sellers
         5.5(a)       Financial Statements
         5.5(c)       Conduct of business other than in the ordinary
                      and usual course
         5.5(c)(iii)  Schedule of capital expenditures
         5.6          Tax disclosures
         5.9          Material Contracts
         5.10(a)      Employee Benefit Plans
         5.10(b)      Employment, consulting or change of control plans,
                      policies, agreements or arrangements covering Continued
                      Employees
         5.11         Litigation
         5.12         Environmental matters
         5.13         Noncompliance with Applicable Laws
         5.14         Trademarks
         6.3          Consents, approvals and waivers to be obtained
                      by the Purchaser
         7.2          Conduct of business other than in the ordinary course of
                      business between signing of this Agreement and Closing
         10.2(i)      Phase II Environmental Assessment

                            STOCK PURCHASE AGREEMENT

     STOCK  PURCHASE  AGREEMENT,  dated as of March 15, 2002  (together with the
Schedules and Exhibits hereto, this "Agreement"),  between Cintas Corporation, a corporation  organized  under  the laws of  Washington  (the  "Purchaser"),  and
Filuxel SA, a corporation organized under the laws of Luxembourg (the "Seller").

                              W I T N E S S E T H :
                              -------------------

     WHEREAS,  Seller owns all of the  outstanding  shares of common stock,  par value U.S.$1.00 per share (the "Shares"), of Omni Services,  Inc., a corporation organized under the laws of Virginia (the "Company"); and

     WHEREAS,  upon the terms and  subject  to the  conditions  hereinafter  set forth, Seller desires to sell and Purchaser desires to purchase the Shares.

     NOW,   THEREFORE,   in   consideration  of  the  premises  and  the  mutual
representations, warranties, covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

                                    Article I
                                   DEFINITIONS

     "Accounting  Firm"  means  PriceWaterhouseCoopers  (or, if such firm shall  decline  or is unable to act or is not,  at the time of such  submission, independent of the Seller and the Purchaser, another independent accounting firm
of  international   reputation   mutually  acceptable  to  the  Seller  and  the
Purchaser).

     "Affiliate"  means,  as to  any  Person,  any  other  Person  which, directly or indirectly,  controls,  is controlled by, or is under common control with,  such Person.  For the purposes of this  definition,  "control"  means the possession  of the power to direct or cause the  direction of the  management or policies of such Person, whether through the ownership of voting securities,  by contract or otherwise.

     "Agreement" has the meaning set forth in the opening paragraph.

     "Applicable  Laws"  means  (i) all  federal,  state  or  local  laws
(including common law), regulations and rules (to the extent having the force of law) of any  Governmental  Body in the United  States of  America,  and (ii) all
orders,  rulings,  judgments and decrees of any Governmental  Body in the United
States of America,  in each case, to the extent  binding on the Person or assets referred to in the context in which the word is used.

     "Base Working Capital" has the meaning set forth in Section 3.3(a).

     "Business  Day" means a day (excluding Saturday and Sunday) on which banks generally are open for the transaction of business in New York City.

     "Cash Consideration" has the meaning set forth in Section 3.1.

     "CERCLA" has the meaning set forth in Section 5.13(c).

     "Closing" has the meaning set forth in Section 4.1.

     "Closing Balance Sheet" means the audited consolidated balance sheet
(including  the related  notes and  schedules  thereto) of the Company as of the close of business on the Business Day immediately  preceding the Closing Date to be prepared pursuant to Section 3.3(b).

     "Closing Date" means the date of the Closing.

     "Closing Date Working  Capital" has the meaning set forth in Section
3.3(b).

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Company" has the meaning set forth in the recitals.

     "Confidential  Information"  has the  meaning  set forth in  Section
7.6(a).

     "Confidentiality  Agreement"  means  the  confidentiality  agreement entered into between the Seller and the Purchaser, dated December 21, 2001.

     "Contract"   means  written  and  oral   contracts   (including  any
non-competition  agreements),  leases of personal  property,  licenses,  royalty agreements,  joint  venture  agreements,  purchase  and  sale  orders,  customer contracts and other agreements.

     "Employee  Benefit  Plans"  has the  meaning  set  forth in  Section
5.10(a).

     "Environmental  Law"  means  any  Applicable  Law,  Order or  Permit relating to: (i) pollution,  protection or cleanup of the  environment;  or (ii)
the use, treatment, storage, disposal, handling, manufacturing,  transportation, shipment, Release or threatened Release of a Hazardous Substance.

     "Environmental  Liability  Estimate"  has the  meaning  set forth in
Schedule 10.2(i).

     "ERISA"  means the United States Employee Retirement Income Security
Act of 1974, as amended.

     "Existing Guarantees" means (i) the guarantees of the Company or its
Subsidiaries  guaranteeing any indebtedness of the Company,  its Subsidiaries or any other  Affiliates of the Company  incurred  under the Existing  Indebtedness
Agreements  and (ii) the  guarantees  of any  other  Affiliates  of the  Company guaranteeing any indebtedness of the Company or its Subsidiaries  incurred under the Existing Indebtedness Agreements.

     "Existing Indebtedness" means all of the obligations with respect to principal,  interest,  fees (including any  pre-payment  penalties) or otherwise existing under the Existing  Indebtedness  Agreements with respect to borrowings by the Company and its Subsidiaries.

     "Existing  Indebtedness  Agreements"  means the agreements listed in
Schedule 1-A hereto and any other agreement or instrument  entered into pursuant thereto or in relation therewith.

     "Existing  Indebtedness  Repayment Amount" means the amount required to repay on the Closing Date all of the Existing Indebtedness  outstanding as of the Closing Date.

     "Existing  Letters of Credit"  means the letters of credit listed in
Schedule 1-B hereto.

     "Existing Liens" means (i) the liens on the assets of the Company or its Subsidiaries  securing any indebtedness of the Company,  its Subsidiaries or any other  Affiliates of the Company  incurred  under the Existing  Indebtedness
Agreements  and (ii) the  liens on the  assets of any  other  Affiliates  of the
Company securing any  indebtedness of the Company or its  Subsidiaries  incurred under the Existing  Indebtedness  Agreements,  in each case,  created  under the agreements listed in Schedule 1-C hereto.

     "Financial Statements" has the meaning set forth in Section 5.5(a).

     "Final Adjustment" has the meaning set forth in Section 3.3(b).

     "GAAP" has the meaning set forth in Section 3.3(b).

     "Governmental   Body"   means  any  government  or  governmental  or
regulatory  body thereof,  or political  subdivision  thereof,  or any agency or instrumentality  thereof,  or any court or  arbitrator,  that has, in each case, jurisdiction over the matter in question.

     "Hazardous   Substance"  means  any  substance,   waste,  pollutant,
contaminant or material which is regulated,  defined or designated as hazardous, dangerous  or  toxic  by  a  Governmental  Body,  including  without  limitation petroleum and petroleum products or byproducts,  asbestos,  and  polychlorinated biphenyls.

     "HSR Act" has the meaning set forth in Section 5.4(b).

     "Improvements"   means  heating,   ventilation,   air  conditioning,
mechanical,  electrical,  plumbing  and other  building  systems,  environmental control,  remediation  and  abatement  systems,  sewer,  storm and  waste  water systems,  irrigation and other water distribution  systems,  parking facilities, fire protection,  and security and surveillance systems, if any, included in the
Real Property.

     "Indebtedness"  means (i) all items of borrowings, if any, including capitalized  leases,  which  in  accordance  with  GAAP  would  be  included  in determining  total liabilities as shown on the liability side of a balance sheet as of the date at which  Indebtedness is to be determined;  (ii) all guarantees, letters of credit  (other  than  Existing  Letters of Credit)  and  endorsements
(other than of notes,  bills and checks  presented  to banks for  collection  or deposit in the  ordinary  course of  business),  if any, in each case to support
Indebtedness  of other  Persons;  and  (iii) all  items of  borrowings,  if any, secured by any mortgage,  pledge or Lien  existing on property  owned subject to such mortgage,  pledge or Lien,  whether or not the borrowings  secured  thereby shall have been assumed by the Company or any Subsidiary.

     "IRS" means the United States Internal Revenue Service.

     "Knowledge  of the Seller"  means to the actual knowledge and belief
(after  reasonable   inquiry)  of  Stephen  B.  Lane,  J.  Stuart  Newton,  Mark
Mangelsdorf,  James Divers and Philippe  Bernard with respect to the Company and its Subsidiaries.

     "Leased   Properties"  means  the  lands  and  premises  listed  and described in Schedule 1-D hereto.

     "Leases" means the leases of the Leased Properties.

     "Legal  Proceeding"  means any judicial,  administrative or arbitral action, suit or proceeding (public or private).

     "Lenders" means the lenders of the Existing Indebtedness.

     "Liabilities"  means any and all debts, liabilities and obligations, whether  accrued or fixed,  absolute  or  contingent,  matured or  unmatured  or determined or determinable,  including,  without limitation, those arising under any Applicable Law and those arising under any contract, agreement, arrangement, commitment or undertaking.

     "Lien" means any lien, pledge, charge, mortgage, hypothecation, deed of trust,  security  interest,  option,  conditional  sales  agreement  or other encumbrance.

     "Material  Adverse Effect" means an effect that results in or causes a material adverse change in the business,  assets or financial condition of the
Company  and its  Subsidiaries,  taken as a whole,  except  to the  extent  such material  adverse change  results from or is caused by (i) conditions  generally affecting  any of the  industries  in  which  the  Company  is  engaged  and not disproportionately affecting the Company and its Subsidiaries, taken as a whole, or the general  economy or (ii) the execution and delivery of this Agreement and the anticipated consummation of the transactions contemplated hereby.

     "Material Contracts" has the meaning set forth in Section 5.9.

     "Non-Competition  and Non-Disclosure  Agreement" means the agreement to be executed by the  Purchaser  and the Seller  substantially  in the form set forth in Schedule 1-J hereto.

     "Order" means any applicable order,  injunction,  judgment,  decree, ruling, writ, assessment or arbitration award from any Governmental Body.

     "Other  Indebtedness"  means the  principal  amount  of,  and unpaid interest  accrued to the  Closing  Date with  respect to, the  promissory  notes listed on Schedule 1-E hereto.

     "Owned Properties" means the lands and premises listed and described on
Schedule 1-F hereto.

     "Permit" means any qualification, approval, authorization, consent, franchise, license, permit or certificate from any Governmental Body.

     "Permitted  Liens" means (i) Liens for current Taxes not yet due and payable  or not yet  delinquent  or the  amount  or  validity  of which is being
contested  in  good  faith  by   appropriate   proceedings;   (ii)   mechanics',
materialmen's, carriers', workers', repairers', maritime and statutory liens and rights in rem and other  similar  Liens  arising or incurred in the ordinary and usual course of business and not  relating to any  past-due  Liabilities;  (iii)
zoning,  entitlement  and  other  land  use  and  environmental  regulations  by
Governmental  Bodies;  (iv) leases entered into in the ordinary and usual course of business  providing  for the use or occupancy of a portion or portions of the
Real Property;  (v) Liens,  encroachments and other imperfections of title which do not  materially  detract from the value of or materially  interfere  with the present  use of the  assets of the  Company  and its  Subsidiaries;  (vi)  Liens affecting a lessor's or  licensor's  interest  in  personal  property  leased or licensed to the Company or any of its Subsidiaries; (vii) Liens registered under the  Uniform  Commercial  Code as  adopted  in any  applicable  state or similar legislation  in other  jurisdictions  by any  lessor  or  licensor  of  personal property to the Company or any of its Subsidiaries; (viii) prior to the Closing, the Existing Liens; and (ix) the Liens set forth in Schedule 1-G hereto.

     "Person"  means  any  individual,  corporation,  partnership,  firm, limited liability  company,  joint venture,  association,  joint-stock  company, trust, unincorporated organization, Governmental Body or other entity.

     "Personal Property" means all tangible personal property,  including
all  equipment,  inventories  of  raw  materials,   work-in-process,   packaging
supplies,  samples and finished goods used or held for use by the Company or its
Subsidiaries.

     "Present  Value  of the  Seller's  Portion  of  Environmental  Liability
Estimate"   means  the  present  value  of  the  portion,  if  any,  of  the
Environmental  Liability  Estimate in excess of $5,000,000,  such excess portion being  discounted  at a rate of 4%,  from  the  estimated  times  at  which  the
investigation,   removal  or  remediation  costs  comprising  the  Environmental
Liability  Estimate are estimated to be incurred  (assuming  the work  commences promptly after Closing).

     "Purchaser" has the meaning set forth in the opening paragraph.

     "Purchaser  Benefit  Plans"  has the  meaning  set forth in  Section
9.1(b).

     "Purchaser  Welfare  Plans"  has the  meaning  set forth in  Section
9.1(b).
     "Real   Property"   means  the  Leased   Properties  and  the  Owned
Properties.

     "Reference  Balance  Sheet" means the audited  consolidated  balance sheet  (including the related notes and schedules  thereto) of the Company as of
January 31,  2002,  a copy of which is set forth in Schedule  5.5(a),  and which balance sheet has been prepared in conformity with GAAP, applied on a consistent basis.

     "Release" means any spilling,  leaking, pumping, pouring,  emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment, including, without limitation, the abandonment or discarding of barrels,  containers,  and other closed  receptacles  containing  any  Hazardous
Substances.

     "Sanis  Supply  Agreement"  means the  agreement  to be  executed by
Kennedy Hygiene Products,  an affiliate of Seller, and Purchaser,  the principal terms of which are set forth in Schedule 1-K hereto.

     "Seller" has the meaning set forth in the opening paragraph.

     "Seller's Accountants" means Arthur Andersen, independent accountant of the Seller.

     "Shares" has the meaning set forth in the recitals.

     "Subsidiary"  means,  with respect to any entity, a corporation that directly or  indirectly  is  controlled  by such  entity.  For  purposes of this definition,  "control"  shall  mean the  ownership  of  stock  of a  corporation constituting  more than 50% of the total combined voting power of all classes of stock of such corporation entitled to vote.

     "SWDA" has the meaning set forth in Section 5.13(c).

     "Taxes"  means  all  taxes,  duties,  fees,  premiums,  assessments, imposts,  levies  and  other  charges  of any  kind  whatsoever  imposed  by any
Governmental Body, together with all interest,  penalties,  fines,  additions to tax or other  additional  amounts  imposed in respect  thereof,  including those levied on, or measured by, or referred to as income,  gross  receipts,  profits,
capital,   transfer,  land  transfer,   recordation,   real  estate  conveyance,
documentary,   filing,  sales,  goods  and  services,   harmonized  sales,  use,
value-added,  excise,  stamp,  withholding,   business,  franchising,  property,
employer health,  payroll,  employment,  health, social services,  education and social  security taxes,  all surtaxes,  all customs duties and import and export taxes and any government  employment insurance,  health insurance,  pension plan premiums or contributions.

     "Tax   Returns"   includes  all  returns,   reports,   declarations,
elections,  notices,  filings,  information  returns  and  statements  filed  or
required  to  be  filed  in  respect  of  Taxes  or  in   connection   with  the
administration,  implementation  or  enforcement  of, or  compliance  with,  any
Applicable Law relating to any Taxes.

     "Trademark  Agreement" means the trademark agreement with respect to the trademarks utilized by the Company or its Subsidiaries  substantially in the form set forth in Schedule 1-H hereto.

     "Trademarks" has the meaning set forth in Section 5.14.

    "Transaction Documents" means this Agreement, the Trademark Agreement and each other agreement, document, instrument and certificate to be executed in connection with the Transactions.

     "Transactions" has the meaning set forth in Section 4.1 hereof.

     "U.S.$" means the lawful currency of the United States of America.

                                   Article II
                           SALE AND PURCHASE OF SHARES

     2.1 Sale and Purchase of  Shares.  Upon the terms and subject to the conditions  set forth in this  Agreement,  at the Closing,  Seller shall sell to
Purchaser,  and Purchaser shall purchase from Seller, the Shares, free and clear of all Liens, options,  purchase rights,  subscription rights, preemptive rights or other restrictions on transfer and together with all rights now and hereafter attaching thereto.

     2.2  Delivery  and  Transfer  of  Shares.  Seller  shall  deliver to
Purchaser  certificates  for all of the Shares,  duly  endorsed  for transfer or accompanied by duly executed stock powers or stock transfer forms  sufficient to convey to  Purchaser  good  title to the  Shares,  free and clear of all  Liens, options,  purchase  rights,  subscription  rights,  preemptive  rights  or other restrictions on transfer on the Closing Date.

                                  Article III
                                  CONSIDERATION

     3.1 Amount and Form of Cash  Consideration.  The consideration to be paid by the  Purchaser  to the Seller on the Closing  Date for the Shares  under this Agreement (the "Cash Consideration") shall be U.S.$660,000,000 in cash:

          (i) less the Existing Indebtedness Repayment Amount;

         (ii) less the amount of the Other Indebtedness; and

        (iii) less, if  any, the  Present  Value  of  Seller's  Portion  of  the
Environmental Liability Estimate.

     3.2 Payments at Closing.  (a) The payment of the Cash  Consideration shall be made on the Closing Date by wire transfer to the  account(s)  specified by the Seller to the Purchaser.

     (b) On the Closing Date, the Purchaser shall repay on behalf of the Company the Existing Indebtedness Repayment Amount.

     (c) The Seller  shall notify the  Purchaser  of the  Existing  Indebtedness
Repayment  Amount and the  amount of the Other  Indebtedness  and shall  provide
Purchaser with wire transfer instructions for amounts to be paid by Purchaser to
Seller  hereunder and all amounts to payoff the Existing  Indebtedness  at least two (2) Business Days prior to the Closing Date.

     3.3 Working Capital Adjustment.  (a) Schedule 3.3 hereto sets forth, as of January 31, 2002, the book value in U.S. dollars of the current assets and current liabilities  (excluding any current  liabilities  consisting of Existing
Indebtedness or Other  Indebtedness and any current  liabilities for compensated absences pay and including any liabilities  consisting of deferred income taxes)
of the  Company  and the  excess  of  such  current  assets  over  such  current liabilities (such excess, the "Base Working  Capital"),  all as derived from the
Reference Balance Sheet. The Base Working Capital is U.S.$8,206,000.

     (b) As promptly as practicable following the Closing Date, the Seller shall prepare and deliver to the Purchaser  (i) the Closing  Balance  Sheet,  together with the report  thereon  of  Seller's  Accountants,  stating  that the  Closing
Balance Sheet presents fairly, in all material respects,  the financial position of the  Company as of the close of  business  on the  Business  Day  immediately preceding the Closing Date in accordance with U.S. generally accepted accounting principles  ("GAAP")  applied on a basis  consistent with the preparation of the
Reference  Balance Sheet;  (ii) a statement  setting  forth,  as of the close of business on the Business Day  immediately  preceding the Closing Date,  the book value in U.S. dollars of the current assets and current  liabilities  (excluding
any  current   liabilities   consisting  of  Existing   Indebtedness   or  Other
Indebtedness  and any  current  liabilities  for  compensated  absences  pay and including any  liabilities  consisting of deferred  income taxes) of the Company and the  excess of such  current  assets  over such  current  liabilities  (such excess,  the "Closing  Date Working  Capital"),  all as derived from the Closing
Balance Sheet, and (iii) a calculation of the excess of the Closing Date Working
Capital over the Base Working Capital (such excess, the "Final Adjustment"). The
Purchaser  shall have the right to review all work papers and procedures used to prepare the  Closing  Balance  Sheet and the  calculation  of the  Closing  Date
Working  Capital  and  the  Final  Adjustment.   Unless  the  Purchaser,  within
forty-five  (45) days after  delivery to the  Purchaser  of the Closing  Balance
Sheet and such  calculations,  notifies the Seller in writing that it objects to such calculations, and specifies the basis for such objection and each amount in dispute,  the Closing Balance Sheet and such calculations shall become final and binding upon the parties for purposes of this  Agreement.  If the Seller and the
Purchaser,  together with their respective  advisors,  are unable to resolve any such objections within ten (10) days after any such notification has been given, the dispute shall be submitted to the Accounting Firm, which shall be instructed to resolve the dispute  expeditiously.  The  Accounting  Firm shall make a final binding  determination  as to the matter or matters in  dispute.  The  Purchaser agrees to  cooperate,  and agrees to cause the  Company to  cooperate,  with the
Seller (and the Seller's authorized  representatives),  and the Seller agrees to cooperate  with the Purchaser and the Company (and their  respective  authorized representatives),  in order to resolve any and all matters in dispute as soon as possible.

     Notwithstanding the fact that the report of Seller's Accountants will state that the Closing Balance Sheet presents fairly,  in all material  respects,  the financial  position of the  Company as of the close of business on the  Business
Day  immediately  preceding the Closing Date in accordance with GAAP, all of the calculations  specified in the preceding  paragraph and the determination of the
Accounting  Firm  specified  in the  preceding  paragraph  shall be made without regard to materiality.

     (c) Within ten (10) days after the  determination of the Final  Adjustment, if the  amount  yielded  by such  calculation  is a  positive  number,  then the
Purchaser shall pay to the Seller such amount, and if the amount yielded by such calculation  is a negative  number,  then the Seller shall pay to the  Purchaser such amount (as if it were a positive number).

     (d) Such payments shall be by wire transfer of immediately available funds, and shall include  simple  interest on such amounts at a rate per annum equal to
5%, commencing on the Closing Date and continuing until the date of full payment hereunder.

     (e) In connection  with Section  3.3(b),  the Seller shall bear 100% of the fees,  costs and expenses of the Seller's  Accountants  and the Purchaser  shall bear 100% of the fees, costs and expenses of the Accounting Firm.

     (f) At the time that the payment is due under  Section  3.3(c),  the Seller shall also pay the Purchaser an amount of any Indebtedness of the Company and/or its  Subsidiaries  remaining  outstanding  as of the  Closing  Date  (other than
Existing Indebtedness and Other Indebtedness).

                                   Article IV
                                   THE CLOSING

     4.1 Date of the Closing. Except as hereinafter provided, the closing
(the "Closing") of the transactions described herein (the "Transactions"), shall take place at the offices of Cleary,  Gottlieb, Steen & Hamilton in New York, on
the  third  Business  Day  following  the  date on which  all of the  conditions contained in Article X have been  satisfied or, in the case of Sections 10.1 and
10.2, waived by the Purchaser, or, in the case of Sections 10.1 and 10.3, waived by the Seller,  or at such other place and at such other time and date as may be mutually agreed upon in writing by the Purchaser and the Seller.

     4.2  Proceedings  at  Closing.  All  proceedings to be taken and all documents (including,  without limitation, any applicable documents described in
Article X) to be executed and  delivered by the Seller and any third  parties in connection with the consummation of the transactions  contemplated by any of the
Transaction Documents shall be reasonably  satisfactory in form and substance to the Purchaser  and its counsel.  All  proceedings  to be taken and all documents
(including, without limitation, any applicable documents described in Article X)
to be  executed  and  delivered  by the  Purchaser  and  any  third  parties  in connection with the consummation of the transactions  contemplated by any of the
Transaction Documents shall be reasonably  satisfactory in form and substance to the Seller and their counsel.  All  proceedings to be taken and all documents to be executed and  delivered by all parties at the Closing shall be deemed to have been taken and executed simultaneously, and no proceedings shall be deemed taken nor any documents executed or delivered until all have been taken,  executed and delivered.

                                   Article V
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

     The Seller represents and warrants to the Purchaser, as of the date hereof:

     5.1  Organization and Good Standing;  Subsidiaries.  (a) Each of the
Seller and the Company is a corporation duly organized,  validly existing and in good  standing  under  the laws of the  jurisdiction  of its  organization.  The
Company  has full power and  authority  to own,  lease and  operate  its assets, properties and rights and to carry on its business as now conducted. The Company is duly authorized to conduct business and is in good standing (or the local law equivalent)  under the laws of each  jurisdiction  where such  qualification  is required  and in which the failure to be so  qualified,  individually  or in the aggregate,  would have a Material Adverse Effect.  The Company is not in default under or in violation of any provision of its charter or bylaws.

     (b) Schedule 5.1 sets forth a complete and accurate list of each Subsidiary of the Company.  Each Subsidiary of the Company is a corporation duly organized, validly  existing and in good standing under the laws of the jurisdiction of its organization,  and has full power and  authority  to own,  lease and operate its assets,  properties  and rights and to carry on its  business as now  conducted.
Each Subsidiary is duly  authorized to conduct  business and is in good standing
(or the local law  equivalent)  under the laws of each  jurisdiction  where such qualification  is  required  and  in  which  the  failure  to be  so  qualified, individually  or in the  aggregate,  would have a Material  Adverse  Effect.  No
Subsidiary  is in default  under or in violation of any provision of its charter or bylaws.

     5.2 Authorization. The Seller has full corporate power and authority to execute and  deliver  each  Transaction  Document to which it is or will be a signatory,  and to perform  fully its  obligations  thereunder.  The  execution, delivery and  performance  by the Seller of this  Agreement  has been,  and each other  Transaction  Document to which it is or will be a  signatory  has been or shall be, on or prior to the Closing  Date,  duly  authorized  by all  necessary corporate  action on the part of the Seller.  This  Agreement has been, and each other  Transaction  Document  to which the Seller is to be a party will be, duly executed  and  delivered by the Seller,  and  (assuming  the due  authorization, execution and delivery by the other parties thereto) this Agreement constitutes, and each other  Transaction  Document to which the Seller is to be a party, when so executed and delivered, will constitute, legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with its terms.

     5.3 Ownership of Capital  Stock.  (a) The entire authorized  capital stock of the Company consists of (i) 1,200,000 shares of common stock, par value
$1.00 per share,  of which  136,715  shares are issued  outstanding  and held of record and  beneficially  by the Seller and no shares are held in  treasury  and
(ii) 500,000 shares of preferred  stock,  of which none are outstanding and none are held in treasury.  All of the Shares have been duly authorized,  are validly issued,  fully paid and  non-assessable.  There are no outstanding or authorized options,  warrants,  purchase rights,  subscription  rights,  conversion rights, exchange  rights,  or other  contracts  or  commitments  that could  require the
Company to issue,  sell,  or otherwise  cause to become  outstanding  any of its capital  stock.  There are no  outstanding  or  authorized  stock  appreciation, phantom  stock,  profit  participation  or similar  rights  with  respect to the
Company.   There  are  no  voting  trusts,   proxies,  or  other  agreements  or
understandings with respect to the voting of the capital stock of the Company.

     (b) Schedule  5.3 sets forth for each  Subsidiary  of the Company:  (i) its name and jurisdiction of incorporation;  (ii) the number of shares of authorized capital stock of each class of its capital stock; (iii) the number of issued and outstanding  shares of each class of its capital stock, the names of the holders thereof,  and the number of shares held by each such holder; and (iv) the number of  shares  of its  capital  stock  held  in  treasury.  All of the  issued  and outstanding  shares of capital stock of each Subsidiary of the Company have been duly authorized and are validly  issued,  fully paid and  nonassessable.  One or more of the Company and its Subsidiaries  holds of record and owns  beneficially all of the outstanding shares of each Subsidiary of the Company,  free and clear of any restrictions on transfer, Liens (other than Liens to be discharged at the
Closing upon repayment of the Existing Indebtedness Repayment Amount),  options, warrants, purchase rights, contracts, commitments, equities, claims and demands.
There are no  outstanding  or authorized  options,  warrants,  purchase  rights, subscription  rights,  conversion rights,  exchange rights or other contracts or commitments  that could require any of the Company and its Subsidiaries to sell, transfer,  or otherwise  dispose of any capital stock of any of its Subsidiaries or that could require any Subsidiary of the Company to issue,  sell or otherwise cause  to  become  outstanding  any of  its  own  capital  stock.  There  are no outstanding stock appreciation,  phantom stock, profit  participation or similar rights  with  respect  to any  Subsidiary  of the  Company.  There are no voting trusts,  proxies,  or other  agreements  or  understandings  with respect to the voting  of any  capital  stock of any  Subsidiary  of the  Company.  None of the
Company and its Subsidiaries  controls  directly or indirectly or has any direct or  indirect  equity  participation  in any  corporation,  partnership,  limited liability company,  trust or other business association that is not a Subsidiary of the Company, other than de minimis amounts.

     5.4  Conflicts;  Consents.  (a) Subject to receipt of the  consents, approvals  and waivers  set forth in Schedule  5.4,  neither the  execution  and delivery by the Seller of the Transaction  Documents to which it is or will be a party, nor the consummation of the transactions  contemplated  hereby or thereby or the  compliance by the Seller with any of the  provisions  thereof will:  (i)
conflict  with, or result in the breach of, any provision of the  organizational documents of the Seller,  the Company or its  Subsidiaries;  (ii) conflict with, violate, result in the breach or termination of, or constitute a default or give rise to any  right of  termination  or  acceleration  or right to  increase  the obligations or otherwise modify the terms under any Contract,  any of the Leases or any Permit to which the Company or any of its  Subsidiaries  is a party or by which any of them or any of their respective  properties or assets are bound; or
(iii)  result in the  creation  of any Lien (other than any Lien in favor of the
Purchaser)  upon any of the Shares or upon any of the  assets of the  Company or any of its  Subsidiaries;  except,  in the case of clause (ii)  above,  for such conflicts, violations, breaches, terminations, defaults, rights or modifications which will not have a Material Adverse Effect.

     (b)  Other  than the  filing  with the  Federal  Trade  Commission  and the
Antitrust Division of the Department of Justice of a premerger  notification and report form as required by the Hart-Scott-Rodino  Antitrust  Improvements Act of
1976 (the "HSR  Act"),  and except as set forth in  Schedule  5.4,  no  consent,
approval  or   authorization   of,  permit  from,  or  declaration,   filing  or
registration  with, any Governmental  Body is required to be made or obtained by the Seller or its  Affiliates in  connection  with the  execution,  delivery and
performance  of  this  Agreement  and  the   consummation  of  the  transactions
contemplated hereby, except where the failure to obtain such consent,  approval, authorization or permit,  or to make such  declaration,  filing or registration, would not have a Material Adverse Effect.

     5.5 Financial Statements; Absence of New Liabilities; Ordinary and Usual
Course of Business.  (a) The financial  statements which are attached hereto
in  Schedule  5.5(a)(1),   consisting  of  the  audited  consolidated  financial
statements  of the  Company  and its  Subsidiaries  at and for the  years  ended
January 31, 2000, 2001 and 2002 (together with the related  schedules and notes, the  "Financial  Statements"),  include all  Liabilities  required by GAAP to be included,  and fairly present in conformity  with GAAP,  applied on a consistent basis, the financial  condition of the Company and its Subsidiaries at the dates thereof and the results of their  operations and changes in financial  condition for the periods then ended.

     (b) Since  January 31,  2002,  the Company  and its  Subsidiaries  have not incurred any Liabilities other than Liabilities (i) accrued, reflected, noted or specifically  reserved against on the Reference Balance Sheet, (ii) disclosed in any of the  Schedules to this  Agreement or in any  document  listed  therein or
(iii) incurred in the ordinary course of business, consistent with past practice of the Company and its Subsidiaries, and no such Liabilities specified in clause
(iii),  individually or collectively,  have had a Material Adverse Effect. As of the Closing Date,  the Company and its  Subsidiaries  will have no  Indebtedness other than the Existing  Indebtedness and the Other  Indebtedness and other than
Indebtedness,  if any,  the  amount of which  shall be paid by the Seller to the
Purchaser pursuant to Section 3.3(f) hereof.

     (c)  Except  as (i)  contemplated  by this  Agreement  or (ii) set forth in
Schedule 5.5(c),  since January 31, 2002, the Company and its Subsidiaries  have operated their respective businesses in the ordinary and usual course, and there has been no Material  Adverse  Effect.  Without  limiting the  generality of the foregoing, since January 31, 2002:

          (i)  neither the Company nor any of its Subsidiaries has sold, leased, transferred,  or assigned any of its assets, tangible or intangible,  other than for a fair consideration in the ordinary course of business;

         (ii) neither the Company nor any of its  Subsidiaries  has entered into any Contract (or  series of  related  Contracts)  outside  the  ordinary  course of business;

        (iii) neither  the  Company  nor  any of its  Subsidiaries  has made any capital expenditure (or series of related capital expenditures) either involving an expenditure  (or series of related  expenditures)  except as  contemplated by
Schedule 5.5(c)(iii);

        (iv)  neither  the  Company  nor  any  of  its Subsidiaries has made any capital  investment  in, any loan to, or any  acquisition  of the  securities or assets of, any other Person;

        (v)   neither  the  Company nor any of its Subsidiaries has entered into any collective bargaining agreement, written or oral;

       (vi)   neither  the  Company  nor any of its Subsidiaries has granted any increase  in the  base  compensation  of any of  its  directors,  officers,  and employees outside the ordinary course of business;

       (vii) except  as  set  forth in Schedule 5.11(c), neither the Company nor any of its Subsidiaries has adopted, amended, modified, or terminated any bonus, profit sharing,  incentive,  severance or other plan, contract or commitment for the benefit of any of its directors,  officers, and employees (or taken any such action with respect to any of the Employee Benefit Plans); and

       (viii)  neither  the Company nor any of its Subsidiaries has committed to any of the foregoing.

     5.6 Taxes. Except as set forth in Schedule 5.6:

     (a) Each of the Company and its Subsidiaries has filed all Tax Returns that it was  required to file.  All such Tax Returns were correct and complete in all material  respects.  All Taxes owed by any of the Company  and its  Subsidiaries
(whether or not shown on any Tax Return) have been paid. None of the Company and its  Subsidiaries  currently is the  beneficiary of any extension of time within which to file any Tax Return for fiscal  years ending prior to January 31, 2002.
Since  January 1,  1995,  no written  claim has been made by an  authority  in a jurisdiction  where any of the  Company and its  Subsidiaries  does not file Tax
Returns that the Company or such  Subsidiary is or may be subject to taxation by that  jurisdiction.  There are no material  Liens on any of the assets of any of the Company and its  Subsidiaries  that arose in connection with any failure (or alleged failure) to pay any Tax.

     (b) Each of the  Company and its  Subsidiaries  has  withheld  and paid all
Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee,  independent contractor,  creditor,  stockholder or other third party.

     (c) To the  Knowledge  of the  Seller,  the  Seller  does  not  expect  any authority  to assess any  additional  Taxes for any period for which Tax Returns have been filed.  There is no dispute or claim  concerning  any tax liability of any of the Company and its  Subsidiaries  claimed or raised by any  authority in writing. Schedule 5.7 indicates all Tax Returns filed since January 1, 1995 that currently are the subject of audit. The Seller will deliver to the Purchaser, at the request of the  Purchaser,  correct and complete  copies of all  examination reports and statements of deficiencies  assessed  against or agreed to by any of the Company and its Subsidiaries since January 1, 1995.

     (d) None of the  Company  and its  Subsidiaries  has waived any  statute of limitations  in respect of Taxes or agreed to any extension of time with respect to an assessment or deficiency of any Taxes.

     (e) Each of the Company and its  Subsidiaries  has disclosed on its federal income  Tax  Returns  all  positions  taken  therein  that  could give rise to a substantial  understatement  of federal  income  tax within the  meaning of Code
ss.6662.  None of the Company and its  Subsidiaries is a party to any allocation or sharing agreement  regarding Taxes. None of the Company and its Subsidiaries:
(A) has been a member  of an  affiliated  group  filing a  consolidated  federal income  Tax  Return  (other  than a group  the  common  parent  of which was the
Company);  or (B) has any  liability for the Taxes of any Person (other than any of the  Company and its  Subsidiaries)  under Reg.  ss.1.1502-6  (or any similar provision of state,  local,  or foreign law),  as a transferee or successor,  by contract, or otherwise.

     (f) To the Knowledge of the Seller, the unpaid Taxes of the Company and its
Subsidiaries:  (A) did not, as of January 31, 2002, exceed the reserve for Taxes on the  Reference  Balance  Sheet  (rather than any reserve for  deferred  Taxes established to reflect timing differences between book and tax income) set forth on the face of the Reference  Balance Sheet (rather than in any notes  thereto);
and (B) do not exceed that  reserve as adjusted  for the passage of time through the Closing Date in accordance  with the past custom and practice of the Company and its Subsidiaries in filing their Tax Returns.

     5.7 Real  Property.  (a) The Company or one of its  Subsidiaries has
good, marketable and insurable freehold title to the Owned Properties,  free and clear of all Liens except for Permitted Liens.

     (b) The  Company  or one of its  Subsidiaries  has a valid  and  subsisting leasehold  estate  in and the  right to quiet  enjoyment  of each of the  Leased
Properties as lessee for the full term of the lease thereof. Except as specified in Schedule 1-D, and in each case other than any such failure,  breach, default, or waiver, as applicable,  which, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect, (i) to the Knowledge of the
Seller,  each of the Leases is valid,  binding,  in full force and  effect,  and enforceable by the Company or such Subsidiary, as the case may be, in accordance with its terms; (ii) neither the Company nor the Subsidiary, as the case may be, is in breach or default in any material  respect under any of the Leases;  (iii)
neither the Company  nor the  Subsidiary,  as the case may be, has waived any of its  material  rights  under any of the Leases or modified  any of the  material terms  thereof;  and (iv) to the Knowledge of the Seller,  no other party to any
Leases is in breach or default in any material respect thereunder.  Schedule 1-D contains a list of the Leases.

     (c) The Real  Property  comprises all of the real property used or intended to be used in, or  otherwise  related to, the  Company's  and its  Subsidiaries'
business;  and none of the Company or its  Subsidiaries,  except as set forth on
Schedule  5.7(c)  hereto,  is a party to any agreement or option to purchase any real property or interest therein.

     (d) To the Knowledge of the Seller,  there are no  structural  deficiencies affecting any of the Improvements and there are no facts or conditions affecting any of the  Improvements  which, in either case,  would,  individually or in the aggregate,  materially  interfere with the use or occupancy of any of the Leased
Properties  or the Owned  Properties  in the  operation of the  Company's or any
Subsidiary's business as currently conducted thereon.

     (e) There is no condemnation,  expropriation or other proceeding in eminent domain,  pending or, to the  Knowledge of the Seller,  threatened  affecting any parcel of Real Property or any portion thereof or interest therein.  There is no material  injunction,  decree,  order,  writ or  judgment  outstanding,  nor any claims, litigation,  administrative actions or similar proceedings,  pending or, to the Knowledge of the Seller, threatened relating to the ownership, lease, use or occupancy of the Real Property that would,  individually or in the aggregate, materially  interfere with the use or occupancy of any of the Leased  Properties or the Owned  Properties in the  operation of the Company's or any  Subsidiary's business as currently conducted thereon.

     (f) To the Knowledge of the Seller,  no lessor of any Lease has  challenged the validity of such Lease. None of the Leases or any rights therein held by the
Company or any Subsidiary have been assigned to others.(1)

     5.8 Personal  Property.  To the Knowledge of the Seller, the Company
and its Subsidiaries  collectively have sufficiently good and valid title to, or an  adequate,  valid and  subsisting  leasehold  interest in, or license to, the
Personal  Property,  so  as to  allow  the  business  of  the  Company  and  its
Subsidiaries  to be conducted,  as and where currently  conducted.  The Personal
Property  is, or at the Closing  upon  repayment  of the  Existing  Indebtedness
Repayment  Amount  will be,  free of  Liens  other  than  Permitted  Liens.  The consummation of the  transactions  contemplated  hereby will not alter or impair the ability of the business of the Company and its  Subsidiaries to be conducted as currently  conducted in any respect which,  individually  or in the aggregate would have a Material Adverse Effect.

----------------
(1)  Please note that change of control provisions for all Leases are covered in
     Section 5.4.

     5.9  Contracts.  Schedule  5.9 lists  each of the  Contracts  of the
Company and its  Subsidiaries  (together  with the parties to each such Contract and the date  thereof)  (i) that  involves  payment  or other  obligations  from customers of more than U.S.$500,000 in the aggregate, (ii) that involves payment or other obligations to or from other third parties of more than U.S.$100,000 in the aggregate or (iii) whose  termination  would have a Material  Adverse Effect
(collectively the Contracts described in 5.10(i),  (ii) and (iii), the "Material
Contracts").  Except  as set forth in  Schedule  5.9,  and  other  than any such failure,  breach, default, or waiver, as applicable,  which,  individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect,
(i) each of the  Contracts  is valid,  binding,  in full force and  effect,  and enforceable  by the  Company  or its  Subsidiary  that  is a  party  thereto  in accordance  with its terms;  (ii) the  Company and its  Subsidiaries  are not in breach or default in any respect under any of the  Contracts;  (iii) the Company and its  Subsidiaries  have not  waived  any of their  rights  under  any of the
Contracts or modified any of the terms  thereof and (iv) to the Knowledge of the
Seller,  no other  party to any  Contract is in breach or default in any respect thereunder.  The Seller  will  deliver to the  Purchaser,  at the request of the
Purchaser,  correct and complete  copies of all  Contracts.  The  percentage  of employees of the Company and its  Subsidiaries  having regular  contact with the customers  of the  Company  and  its  Subsidiaries  who  have  signed  contracts containing non-competition covenants is not less than 90%.

     5.10 Employee  Benefits.  (a) Schedule 5.10(a) sets forth a complete and accurate  list of all material  employee  pension,  profit  sharing,  bonus, deferred compensation,  incentive compensation,  health, welfare, death benefit, retirement,  savings or fringe employee benefit plans, agreements,  practices or arrangements,  including  any material  "employee  benefit  plans" as defined in
Section  3(3) of ERISA,  maintained  by the Company and its  Subsidiaries  or to which the Company or its Subsidiaries  contributes or is obligated to contribute with respect to any employee (collectively, the "Employee Benefit Plans"). True, correct and complete  copies of the following  documents with respect to each of the  Employee  Benefit  Plans (as  applicable)  have been made  available to the
Purchaser:  (i) any plans and all amendments thereto, (ii) the most recent Forms
5500 filed with the IRS,  (iii) the most  recent IRS  determination  letter with respect to any Employee  Benefit Plan  intended to be  qualified  under  Section
401(a) of the Code and (iv) the most recent  summary plan  description;  and (v)
each trust agreement annuity or insurance contract, or other funding instrument.
None  of  the  Employee   Benefit   Plans  listed  in  Schedule   5.10(a)  is  a
"multiemployer  plan" as  defined  in  Section  3(37)  of  ERISA or a  "multiple employer" plan within the meaning of Section 4064 of ERISA.

     (b) With respect to each Employee Benefit Plan that any of the Company, its
Subsidiaries,   and  any  ERISA  affiliate  maintains,  to  which  any  of  them contributes or has any obligation to contribute, or with respect to which any of them has any Liability or potential  Liability,  except as set forth on Schedule
5.10(b) hereto:  (i) the Company has  administered  and documented each Employee
Benefit  Plan in  compliance  with such plan's terms and  applicable  law in all respects,  and (ii) each Employee  Benefit Plan and any related trust agreement, annuity or insurance contract,  or other funding instrument  currently complies, and has  complied in the past,  in all  material  respects,  both as to form and operating,  with the  terms  of such  plan and  related  documents  and with all
Applicable  Law,  including ERISA and the Code, as well as the provisions of any applicable arrangements or documents.

     (c)  Schedule  5.10(b)  sets  forth a  complete  and  accurate  list of all material employment, consulting or change in control plans, policies, agreements or arrangements that cover any employee.

     (d) Neither the Company nor any of its  Subsidiaries are party to any labor or collective  bargaining  agreement  with respect to the employees  and, to the
Knowledge of the Seller, there are no efforts to organize such employees.  There are no: (i) strikes,  work  stoppages or slowdowns or (ii)  grievances  or other labor disputes  pending or, to the Knowledge of the Seller,  threatened  against the  Company or its  Subsidiaries,  in each case which,  individually  or in the aggregate, would have a Material Adverse Effect. Except as set forth in Schedule
5.11,  there are no  complaints,  charges or claims  against  the Company or its
Subsidiaries  pending  or, to the  Knowledge  of the  Seller,  threatened  to be brought or filed with any Governmental Body in connection with the employment by the Company or its Subsidiaries of any individual,  including any claim relating to employment discrimination,  equal pay, sexual harassment, employee safety and health, wages and hours or workers' compensation,  which, individually or in the aggregate, would have a Material Adverse Effect.

     5.11  Litigation.  Except as set forth in Schedule 5.11, there is no
Legal  Proceeding  pending or, to the Knowledge of the Seller,  threatened  that questions  the validity of any  Transaction  Document,  against the Seller,  the
Company or any of its  Subsidiaries,  or any action  taken or to be taken by the
Seller in connection therewith, or which seeks to enjoin the consummation of the transactions contemplated thereby, nor is there any outstanding judgment, decree or injunction,  against the Seller,  the Company or any of its Subsidiaries,  or
any statute,  rule or order of any  Governmental  Body applicable to the Seller, the Company or any of its  Subsidiaries  which has or would reasonably be likely to have,  individually  or in the  aggregate,  a material  adverse effect on the
Seller's ability to complete the transactions  contemplated  herein or in any of the other Transaction  Documents.  Schedule 5.11 sets forth a true,  correct and complete  list of all pending  or, to the  Knowledge  of the Seller,  threatened material Legal  Proceedings in which the Company or any of its Subsidiaries is a party which,  individually  or in the aggregate,  would be reasonably  likely to have a Material Adverse Effect.

     5.12 Environmental Matters.  Except as set forth in Schedule 5.12 or the documents listed therein:

     (a) the Real Property and the business conducted thereon by the Company and its Subsidiaries are in compliance with  Environmental  Law, neither the Company nor its Subsidiaries  have,  during the past five years,  received any notice of any alleged  violation of Environmental  Law from any Governmental  Body, and to the  Knowledge of the Seller no  conditions  or  circumstances  exist that would preclude continued  compliance with Environmental Law, except to the extent that such failure to comply or any such violation  would not,  individually or in the aggregate, have a Material Adverse Effect;

     (b) there are no pending Legal  Proceedings  pursuant to Environmental  Law associated  with  the  Real  Property  or in  which  the  Company  or any of its
Subsidiaries  is a party,  and to the  Knowledge  of the  Seller,  no such Legal
Proceedings  have  been  threatened,  except  to  the  extent  that  such  Legal
Proceedings would not, individually or in the aggregate, have a Material Adverse
Effect;

     (c)  neither  the  Company nor any of its  Subsidiaries  has  received  any written notice of potential  responsibility  concerning any Hazardous Substances
Released,  treated,  stored,  handled,  disposed of, generated at or transported from any property or facility pursuant to the U.S.  Comprehensive  Environmental
Response,  Compensation  and Liability Act of 1980, as amended  ("CERCLA"),  the
Solid Waste Disposal Act, as amended ("SWDA"),  any state counterpart thereof or any Environmental Law, and none of the Real Property appear on the U.S. National
Priorities List or any state counterpart thereof; and

     (d) to the  Knowledge  of the  Seller,  there  has  been  no  Release  of a
Hazardous Substance at or from the Real Property that requires  investigation or remediation  of soil,  groundwater,  surface  water  or  sediments  pursuant  to
Environmental  Law as in effect as of the Closing  Date,  or that is  reasonably expected to give rise to a claim for response costs,  corrective  actions costs, personal  injury  except for a Release that is not  reasonably  likely to have a
Material Adverse Effect.

     5.13 Compliance. To the Knowledge of the Seller, the Company and its
Subsidiaries  are in compliance with all Applicable  Laws,  except to the extent that  failure to comply  would not,  individually  or in the  aggregate,  have a
Material  Adverse  Effect or as set forth in Schedule  5.13. To the Knowledge of the Seller,  neither the Company nor any of its  Subsidiaries  have received any notice  asserting  a  failure,  or  possible  failure,  to comply  with any such
Applicable  Laws,  the subject of which notice has not been resolved as required thereby or otherwise to the satisfaction of the party sending the notice, except for such failure as would not, individually or in the aggregate, have a Material
Adverse  Effect or as set forth in Schedule  5.13.  For purposes of this Section
5.13, the term  "Applicable  Laws" shall be deemed to exclude all  Environmental
Laws.

     5.14 Intellectual Property.  Schedule 5.14 sets forth a complete and accurate list of all federally  registered  trademarks  and service  marks,  and applications to federally  register the foregoing,  in each case, that are owned by the Company and its Subsidiaries (the "Trademarks").  To the Knowledge of the
Seller,  except as set forth in this  Agreement,  the Trademark  Agreement or in
Schedule 5.14 and except as would not  reasonably be expected to have a Material
Adverse Effect, the Company and its Subsidiaries have the exclusive right to use each federally  registered trademark and service mark listed on Schedule 5.14 as it is used  with  the  goods  and  services  set  forth  in the  certificate  of
registration   for  such  mark,  and  the   consummation  of  the   transactions
contemplated hereby will not alter or impair any such rights.

     5.15 Brokers. Except for those Persons whose fees and expenses shall be the sole  responsibility of the Seller  (including  Goldman Sachs), no Person has acted  directly or indirectly as a broker,  finder or financial  advisor for the Seller in connection with the negotiations  relating to, or the transactions contemplated by, the Transaction Documents, and no Person is entitled to any fee or  commission  or like  payment  in  respect  thereof,  based in any way on any agreement, arrangement or understanding made by or on behalf of the Seller.

     5.16 Powers of  Attorney.  To the Knowledge of Seller,  there are no outstanding  powers of attorney executed on behalf of any of the Company and its
Subsidiaries.

     5.17  Guaranties.  Other than the Existing  Guarantees,  none of the
Company and its  Subsidiaries  is a  guarantor  or  otherwise  is liable for any
Liability or obligation (including indebtedness) of any other Person.

     5.18   Knowledge Regarding Representations; Satisfaction of Conditions.
As of the date of this  Agreement,  the Seller is not aware of any inaccuracy or misstatement in, or breach of, any  representation  or warranty of the Purchaser contained herein. The Seller is not, as of the date of this Agreement,  aware of any  reason  why the  conditions  set  forth in  Article  X hereof  would not be satisfied on the Closing Date.

     Except for the  representations  and  warranties  contained in Article V of this  Agreement,  neither  the  Seller  nor  any  of its  Affiliates,  officers, directors,  employees, agents,  representatives,  nor any other Person, makes or shall be deemed to make any representation or warranty to the Purchaser, express or implied,  at law or in equity, on behalf of the Seller, and the Seller hereby disclaims any such  representation  or warranty whether by the Seller, or any of its Affiliates,  officers, directors,  employees, agents, representatives or any other Person, notwithstanding the delivery or disclosure to the Purchaser or any of its officers,  directors,  employees,  agents or representatives or any other
Person of any  documentation  or other  information  by the Seller or any of its
Affiliates, officers, directors, employees, agents, representatives or any other
Person.

                                   Article VI
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser hereby  represents and warrants to the Seller, as of the date hereof:

     6.1 Organization and Good Standing. The Purchaser is a [corporation]
duly  organized,  validly  existing and in good  standing  under the laws of the jurisdiction of its organization.

     6.2  Authorization.  The  Purchaser  has full  corporate  power  and authority  to execute and deliver  each  Transaction  Document to which it is or will be a  signatory,  and to  perform  fully its  obligations  thereunder.  The execution, delivery and performance by the Purchaser of this Agreement has been, and each other  Transaction  Document to which it is or will be a signatory  has been or shall  be,  on or prior to the  Closing  Date,  duly  authorized  by all necessary  corporate  action  on the  part of the  Purchaser.  Each  Transaction
Document  (including this  Agreement)  dated on or before the date hereof and to which the Purchaser is a party has been, and each other Transaction  Document to which the Purchaser is to be a party will be, duly executed and delivered by the
Purchaser,  and (assuming the due  authorization,  execution and delivery by the other parties thereto) each such Transaction Document (including this Agreement)
dated  on or  before  the date  hereof  and to which  the  Purchaser  is a party constitutes, and each other Transaction Document to which the Purchaser is to be a party, when so executed and delivered,  will constitute,  the legal, valid and binding  obligations  of the  Purchaser  enforceable  against the  Purchaser  in accordance with its terms.

     6.3  Conflicts;  Consents.  (a) Subject to receipt of the  consents, approvals  and waivers  set forth in Schedule  6.3,  neither the  execution  and delivery by the Purchaser of the Transaction Documents to which it is or will be a party nor the  consummation of the  transactions  contemplated  thereby or the compliance  by the  Purchaser  with  any of the  provisions  thereof  will:  (i)
conflict  with, or result in the breach of, any provision of the  certificate of incorporation or by-laws or other organizational  documents of the Purchaser; or
(ii)  conflict  with,  violate,  result  in the  breach  or  termination  of, or constitute a default or give rise to any right of termination or acceleration or right to increase the  obligations  of or  otherwise  modify the terms under any material  lease or Contract to which the Purchaser or any of its Affiliates is a party or by which it or any of its properties or assets is bound or subject.

     (b)  Other  than the  filing  with the  Federal  Trade  Commission  and the
Antitrust Division of the Department of Justice of a premerger  notification and report form as required  by the HSR Act, no consent,  approval or  authorization of, permit from, or declaration,  filing or registration  with, any Governmental
Body is required to be made or obtained by the  Purchaser or its  Affiliates  in connection  with the execution,  delivery and  performance of this Agreement and the consummation of the transactions contemplated hereby.

     6.4  Litigation.  There is no Legal  Proceeding  pending  or, to the knowledge  of the  Purchaser,  threatened  that  questions  the  validity of any
Transaction Document,  against the Purchaser or any of its Subsidiaries,  or any action taken or to be taken by the Purchaser in connection  therewith,  or which seeks to enjoin the consummation of the transactions  contemplated  thereby, nor is there any outstanding judgment,  decree or injunction,  against the Purchaser or any of its  Subsidiaries,  or any statute,  rule or order of any Governmental
Body applicable to the Purchaser or any of its  Subsidiaries  which has or would reasonably  be likely to have,  individually  or in the  aggregate,  a  material
adverse  effect  on  the  Purchaser's   ability  to  complete  the  transactions
contemplated herein or in any of the other Transaction Documents.

     6.5 Brokers.  Except for those Persons whose fees and expenses shall be the sole  responsibility of the Purchaser or an Affiliate thereof,  no Person has acted  directly or indirectly as a broker,  finder or financial  advisor for
the  Purchaser  in  connection  with  the  negotiations   relating  to,  or  the
transactions  contemplated  by,  the  Transaction  Documents  and no  Person  is
entitled to any fee or  commission  or like payment in respect  thereof based in any way on any agreement,  arrangement or understanding  made by or on behalf of the Purchaser.

     6.6  Available  Funds.  The Purchaser has, and will have immediately prior  to the  Closing,  available  to it all  funds  necessary  to pay the Cash
Consideration, the Existing Indebtedness Repayment Amount and any purchase price adjustment required pursuant to Section 3.3 hereof.

     6.7  Acquisition  of  Shares.  The Purchaser  acknowledges  that the
Shares have not been registered under the Securities Act of 1933, as amended, or under  any  state  securities  laws and  represents  that the  Shares  are being acquired  by the  Purchaser  for its own  account  and not  with a view to or in connection  with any  disposition  thereof in violation of the Securities Act of
1933, as amended,  or the rules and  regulations  thereunder,  or any applicable state securities or "blue sky" laws.

     6.8  Sophisticated  Purchaser.  The  Purchaser  is an  informed  and sophisticated  participant  in the  transactions  contemplated  hereby  and  has undertaken such investigation, and has been provided with and has evaluated such documents and  information,  as it has deemed  necessary in connection  with the execution, delivery and performance of this Agreement.

     6.9 Knowledge Regarding Representations; Satisfaction of Conditions.
As of the date of this  Agreement,  the Purchaser is not aware of any inaccuracy or misstatement in, or breach of, any  representation  or warranty of the Seller contained herein. The Purchaser is not, as of the date of this Agreement,  aware of any reason  why the  conditions  set forth in  Article X hereof  would not be satisfied on the Closing Date.

                                  Article VII
                    COVENANTS OF THE SELLER AND THE PURCHASER

     7.1 Access to  Properties  and  Records.  (a) After the date of this
Agreement,   the  Seller  shall  afford  to  representatives  of  the  Purchaser reasonable  access,  during normal business hours and consistent with Applicable
Laws, to the offices of the Company and its Subsidiaries and to their respective properties,  books and records; provided,  however, that such access shall be at reasonable  times  and upon  reasonable  prior  written  notice  and  shall  not unreasonably  disrupt  the  personnel  and  operations  of the  Company  and its
Subsidiaries.  All requests for access to such offices,  properties,  books, and records  shall be made to such of the  Seller's  representatives  as the  Seller shall  designate,  who shall be solely  responsible  for  coordinating  all such requests and all access permitted hereunder.

     (b) The Purchaser agrees to afford the Seller, its accountants and counsel, during normal business hours,  upon reasonable  notice,  reasonable access after the Closing Date to the books, records,  properties and employees of the Company and its  Subsidiaries  to the extent that such access may be  requested  for any legitimate  purpose  at no  cost  to  the  Seller  (other  than  for  reasonable out-of-pocket expenses);  provided, however, that nothing herein shall limit any of the Seller's rights of discovery.

     (c) The  Purchaser  agrees  to hold all of the  books  and  records  of the
Company and its Subsidiaries  existing on the Closing Date and not to destroy or dispose of any thereof  for a period of four (4) years from the Closing  Date or such longer time as may be required by Applicable Laws.

     7.2 Conduct of Business. From the date of this Agreement through the
Closing,  except as set forth in Schedule 7.2 or  otherwise  provided for in, or contemplated  by, this  Agreement,  and, except as consented to by the Purchaser
(which consent shall not be unreasonably withheld or delayed), the Seller shall, and shall cause the Company and its Subsidiaries to:

     (a)  operate  the  business  of the  Company  and its  Subsidiaries  in all material respects in the ordinary and usual course of business;

     (b) not amend the certificate of incorporation or by-laws of the Company or any of its Subsidiaries;

     (c) except in the  ordinary  and usual  course of  business,  not (i) sell, transfer or otherwise  dispose of any of the material  assets of the Company and its Subsidiaries, or (ii) create any new Lien on the properties or assets of the
Company and its Subsidiaries;

     (d) except to the extent  required by the terms of employment or consulting agreements  as in effect on the date of this  Agreement,  not (i)  increase  the compensation,  pension,  welfare  or fringe  benefits  of any of the  employees, except for  increases in the  ordinary and usual course of business,  (ii) enter into any material new, or amend in any material respect any existing,  severance or change in control  plan,  or (iii)  enter into any  contracts  of  employment involving  annual  base  compensation  in excess  of  U.S.$100,000  (other  than contracts  terminable by the Purchaser without liability  immediately  following the Closing);

     (e) not make capital  expenditures in the aggregate (including the value of new  equipment  subject to lease as  specified  in clause  (h) below)  except as contemplated by Schedule 5.5(c)(iii);

     (f) except in  connection  with a lease  pursuant to clause (h) below,  not incur any indebtedness for borrowed money,  other than indebtedness  incurred in the ordinary course to be repaid at or prior to the Closing;

     (g) except as provided in clause (h) below, not to incur any  Indebtedness, other than Indebtedness incurred in the ordinary course to be repaid at or prior to the Closing or to be  included in the  calculation  of Closing  Date  Working
Capital;

     (h) not enter into any leases for new  equipment  (other  than  replacement leases for  previously  leased  equipment)  except as  contemplated  by Schedule
5.5(c)(iii);

     (i) except in the ordinary and usual course of business, not enter into any joint venture,  partnership  or other similar  arrangement or form any other new material arrangement;

     (j) not alter the  outstanding  capital  stock of the Company or any of its
Subsidiaries  or  declare,  set  aside,  make  or  pay  any  dividend  or  other distribution  in  respect  of such  capital  stock  (in cash or  otherwise),  or purchase or redeem any shares of such capital stock;

     (k) not  issue  or sell any  capital  stock  of the  Company  or any of its
Subsidiaries or options, warrants or other rights to purchase any such shares or securities convertible into or exchangeable for such shares;

     (l) except in the ordinary  and usual course of business,  not purchase any securities of any Person;

     (m) not make any change in the  accounting  procedures  and practice of the
Company and its Subsidiaries unless mandated by GAAP; and

     (n) not enter into any commitments to take any of the actions prohibited by any of the foregoing clauses.

     7.3 Existing  Letters of Credit.  The Purchaser agrees to replace on the Closing Date the  Existing  Letters of Credit with new letters of credit and to procure the  surrender on the Closing Date of the Existing  Letters of Credit
by the beneficiaries of such Existing Letters of Credit.

     7.4  Efforts.  Each of the parties agrees to use its reasonable best efforts to take,  or cause to be taken,  all  actions  and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated hereby and to cooperate with the other parties in connection  with the  foregoing,  including  using its reasonable  best  efforts (i) to the extent  requested  by the other  party,  to obtain all  necessary  waivers,  consents and  approvals  from other  parties to
Contracts,  (ii) to obtain all consents,  approvals and authorizations  that are required to be obtained under any Applicable Law,  including without  limitation the expiration of the waiting period under the HSR Act, (iii) to lift or rescind any  injunction  or  restraining  order or other order  adversely  affecting the ability  of the  parties  hereto to  consummate  the  transactions  contemplated hereby,  (iv) to effect all  registrations  and  filings,  if any,  necessary to consummate  the  transactions  contemplated  hereby,  and  (v)  to  fulfill  all conditions to this Agreement  (including,  without limitation,  those conditions set forth in Sections 10.2 and 10.3 below). The Seller and the Purchaser further covenant and agree,  with respect to any  threatened or pending  preliminary  or permanent  injunction  or other  order,  decree  or  ruling  or  statute,  rule, regulation  or executive  order that would  adversely  affect the ability of the parties hereto to consummate the transactions  contemplated hereby, to use their
respective   reasonable  best  efforts  to  prevent  the  entry,   enactment  or
promulgation  thereof,  as the  case may be.  7.5  Antitrust  Approval.  Without limiting  Section 7.4, the Purchaser and the Seller shall make their  respective commercial  best efforts to avoid or eliminate each and every  impediment  under any antitrust,  competition or trade  regulation law that may be asserted by any
Governmental  Body with respect to the  Transactions so as to enable the Closing to occur as soon as reasonably possible (and in any event no later than July 31,
2002) including, without limitation, proposing,  negotiating,  committing to and effecting,  by consent  decree,  hold separate  order,  or otherwise,  the sale, divestiture  or disposition or such assets or businesses of the Purchaser or any of its  Subsidiaries or otherwise take or commit to take any actions that limits its  freedom of action with  respect  to, or its  ability to retain,  any of the businesses,  product lines or assets of the Purchaser or its Subsidiaries as may be  required in order to avoid  entry of, or to effect the  dissolution  of, any injunction,  temporary  restraining  order,  or  other  order  in  any  suit  or proceeding,  which would otherwise have the effect of preventing or delaying the
Closing.

     7.5  Antitrust Approval. Without limiting Section 7.4, the Purchaser and the
Seller shall make their respective commercial best efforts to avoid or eliminate each and every impediment  under any antitrust,  competition or trade regulation law  that  may  be  asserted  by  any  Governmental  Body  with  respect  to the
Transactions so as to enable the Closing to occur as soon as reasonably possible
(and in any event no later than July 31, 2002)  including,  without  limitation, proposing,  negotiating,  committing to and effecting,  by consent decree,  hold separate  order,  or otherwise,  the sale,  divestiture  or  disposition or such assets or businesses of the  Purchaser or any of its  Subsidiaries  or otherwise take or commit to take any  actions  that  limits  its  freedom  of action  with respect to, or its ability to retain,  any of the  businesses,  product lines or assets of the Purchaser or its Subsidiaries as may be required in order to avoid entry of, or to effect the dissolution of, any injunction, temporary restraining order, or other order in any suit or proceeding,  which would otherwise have the effect of preventing or delaying the Closing.

     7.6 Confidentiality.

         (a) Confidential Information. Each party and its Affiliates shall use commercially reasonable efforts to maintain the other party's, and the other party's Affiliates', proprietary and confidential information (the "Confidential
Information") in confidence. Confidential Information does not include information that: (i) is available, or becomes available, to the general public without fault of the receiving party; (ii) was in the possession of the receiving party on a non-confidential basis prior to receipt of the same from the disclosing party; (iii) is lawfully obtained by the receiving party without a breach of this Agreement or an obligation of confidence from a third party who is rightfully in possession of such Confidential Information and is under no obligation of confidentiality to the disclosing party; (iv) is independently developed by the receiving party; or (v) was approved in writing for disclosure by the disclosing party.

         (b) Non-Use. Each party shall use the other's Confidential Information solely for the purposes of fulfilling its obligations under the Transaction
Documents. Notwithstanding this Section 7.6(b), if the receiving party becomes legally compelled to disclose any of the disclosing party's Confidential
Information, the receiving party shall promptly advise the disclosing party of such legal requirement to disclose Confidential Information in order that the disclosing party may have an opportunity to seek a protective order or such other remedy as the disclosing party may consider appropriate in the circumstances. The receiving party shall disclose only that portion of the disclosing party's Confidential Information that it is legally required to disclose.

         (c) Services by Third Parties. Notwithstanding Sections 7.6(a) and (b),
the receiving party shall have a right to disclose the disclosing party's
Confidential Information to third parties to the extent reasonably necessary for the receiving party to accomplish its responsibilities contemplated hereunder;
provided, however, that such disclosure to third parties shall be made under confidentiality terms and conditions deemed by the disclosing party to be reasonable.

         (d) Return of Confidential Information. Upon written request by the disclosing party, all Confidential Information in whatever form shall be returned to the disclosing party upon termination of this Agreement, without retaining copies thereof except that one copy of all such Confidential
Information may be retained by the other party solely for the purpose of ensuring compliance with the confidentiality obligations in this Agreement.

         (e) Survival. The obligations of confidentiality under this Section 7.6 will survive for five (5) years following the termination of this Agreement.

         (f) Confidentiality Agreement. Any provision in the Confidentiality
Agreement which is inconsistent with any term or condition of this Agreement shall be deemed to be of no other force or effect upon the execution of this
Agreement and in the event of any conflict between the terms of this Agreement and the Confidentiality Agreement, the term or provision contained herein shall control. In the event of the termination of this Agreement, the Confidentiality
Agreement shall remain in full force and effect.

     7.7  Further  Assurances.  The  Purchaser  and the  Seller  agree to execute  and  deliver  such  instruments,  and take such other  actions,  as may reasonably be required to (i) carry out the terms of the  Transaction  Documents and (ii) consummate the transactions contemplated thereby.

                                  Article VIII
                                   TAX MATTERS

     8.1 Transfer  Tax.  The Seller shall pay directly,  or reimburse the
Purchaser  promptly  upon demand and  delivery of proof of payment,  all excise, sales,  transfer,  documentary,  filing,  recordation  and other similar  taxes, levies,  fees and charges,  if any (including all real estate transfer taxes and conveyance and recording  fees, if any), that may be imposed upon, or payable or collectible or incurred in connection  with, the  Transaction  Documents and the transactions contemplated thereby.

     8.2 Tax Returns.  (a) The Seller shall be responsible for the timely filing  (taking  into  account any  extensions  received  from the  relevant tax authorities)  of all Tax  Returns  required by law to be filed by the Company or any of its Subsidiaries on or prior to the Closing Date.

     (b) The Purchaser  shall be responsible  for the timely filing (taking into account any extensions  received from the relevant tax  authorities)  of all Tax
Returns  required by law to be filed by the  Company or any of its  Subsidiaries after the Closing Date.

     8.3 Cooperation.  After the Closing, the Purchaser, the Company, its
Subsidiaries  and the Seller will make  available to each other,  as  reasonably requested,  and to any taxing authority,  all information,  records or documents relating  to  Taxes  or  potential  liability  of  the  Company  or  any  of its
Subsidiaries  for Taxes for all periods  prior to or including  the Closing Date and will preserve such information, records or documents until the expiration of any applicable statute of limitations or extensions thereof.

                                   Article IX
            PERSONNEL, EMPLOYMENT ARRANGEMENTS AND EMPLOYEES BENEFITS

     9.1 Employee Contracts. As of the Closing Date, the Purchaser shall, or shall cause the Company and the applicable Subsidiaries of the Company to, be bound by and to honor, pay and perform all of the liabilities and obligations of the Seller,  the  Company  and its  Subsidiaries  under the  provisions  of each written employment  agreement,  compensation  agreement,  retirement  agreement, severance  or  termination  agreement,  change in control  agreement,  retention agreement and similar  agreement between or among any individual and the Seller, the  Company  or  any of the  Company's  Subsidiaries  in  accordance  with  the provisions  thereof as in effect on the date  hereof or as amended  prior to the
Closing in accordance with Section 7.2 of this Agreement.

     9.2 Employee  Indemnity.  Notwithstanding anything in this Agreement to the  contrary,  the  Purchaser  hereby agrees to indemnify the Seller and its
Affiliates against and to hold the Seller and its Affiliates  harmless from, and to pay or reimburse the Seller and its Affiliates  for, any and all  liabilities or  obligations  arising  out of,  relating  to or  otherwise  in respect of any employee or former employee of the Company or any its Subsidiaries.

                                   Article X
             CONDITIONS PRECEDENT TO OBLIGATIONS TO CLOSE AT CLOSING

     10.1 Conditions to Obligation of Each Party to Close. The respective obligations  of each  party to effect the  Transactions  shall be subject to the satisfaction  or  waiver  at or  prior  to the  Closing  Date  of the  following conditions:

     (a)  no  preliminary  or  permanent   injunction  or  other  Order  of  any
Governmental  Body  shall  have  become  effective  restraining,   enjoining  or
otherwise  prohibiting or making illegal the  consummation  of any  Transactions contemplated by any Transaction Document;

     (b) the Seller shall have obtained a waiver from the Lenders permitting the discharge of the Existing Liens, the release of the Existing  Guarantees and the satisfaction and discharge of the Existing  Indebtedness,  on terms satisfactory to the Seller,  upon the  Purchaser's  repayment on behalf of the Company of the
Existing  Indebtedness  Repayment  Amount and the  replacement  of the  Existing
Letters of Credit contemplated by Section 7.3; and

     (c) all material  consents,  approvals  and  authorizations  required to be obtained under any Applicable Laws relating to the Transactions  shall have been obtained and all required filings, if any, under any Applicable Laws,  including the HSR Act,  shall have been made and any  required  waiting  period under such laws  applicable to the  transactions  contemplated by this Agreement shall have expired or been earlier terminated.

     10.2  Conditions  to  the  Purchaser's  Obligation  to  Close.   The
Purchaser's  obligation  to effect  the  Transactions  shall be  subject  to the satisfaction  or waiver on or prior to the Closing Date of all of the  following conditions:

     (a) each of the  representations  and warranties of the Seller contained in this Agreement shall be true and correct, as of the Closing Date, as though made on and as of the  Closing  Date,  except  where  the  failure  to be so true and correct  would not,  individually  or in the  aggregate,  have or be  reasonably likely to have a Material Adverse Effect;

     (b) the covenants and agreements of the Seller to be performed on or before the  Closing  Date in  accordance  with  this  Agreement  shall  have  been duly performed in all material respects;

     (c) the Seller shall have delivered to the Purchaser  certificates  for all of the Shares,  duly endorsed for transfer or accompanied by duly executed stock powers or stock transfer forms;

     (d) no damage or  destruction  or other change has occurred with respect to any of the Real  Property or any portion  thereof that,  individually  or in the aggregate, would have a Material Adverse Effect;

     (e) the Purchaser shall have received the resignations, effective as of the
Closing,  of each director of the Company and its Subsidiaries  other than those whom the Purchaser  shall have  specified in writing at least five Business Days prior to the Closing;

     (f) the  Seller  shall  have  delivered  the  Trademark  Agreement  and the
Non-Competition Agreement;

     (g) the Seller shall have caused Kennedy Hygiene  Products to have executed and delivered the Sanis Supply Agreement;

     (h) the conditions  relating to the Transactions  specified in Section 10.1 and this Section 10.2 shall have been  satisfied,  and the Purchaser  shall have received a certificate  dated the Closing Date and validly executed on behalf of the  Seller  certifying  as to the  matters  specified  in Section  10.2(a)  and
10.2(b); and

     (i) the Phase II  Environmental  Assessment  described in Schedule  10.2(i)
hereto shall have been  completed  and the sum of (i)  $5,000,000  plus (ii) the
Present Value of the Seller's Portion of the  Environmental  Liability  Estimate
shall not exceed $50,000,000.

     10.3  Conditions to the Seller's  Obligation to Close.  The Seller's
obligation to effect the  Transactions  shall be subject to the  satisfaction or waiver on or prior to the Closing Date of all of the following conditions:

     (a) each of the  representations  and warranties of the Purchaser contained in this Agreement  shall be true and correct,  as of the Closing Date, as though made on and as of the Closing  Date,  except where the failure to be so true and correct  would not,  individually  or in the  aggregate,  have or be  reasonably likely to have a material adverse effect;

     (b) the  covenants  and  agreements  of the Purchaser to be performed on or before the Closing Date in accordance  with this Agreement  shall have been duly performed in all material respects;

     (c) the  Seller  shall  have  received  the wire  transfer  of  immediately available U.S. dollar funds in the amount of the Cash Consideration;

     (d) the Purchaser  shall have replaced the Existing  Letters of Credit and, as a result,  the Existing  Letters of Credit shall have been surrendered by the beneficiaries thereof;

     (e) the  Purchaser  shall have repaid on behalf of the Company the Existing
Indebtedness  Repayment  Amount to the Lenders  and, as a result,  the  Existing
Indebtedness shall have been fully satisfied, the Existing Guarantees shall have been fully released and the Existing Liens shall have been fully discharged;

     (f)  the  Purchaser   shall  have  executed  and  delivered  the  Trademark
Agreement;

     (g) the conditions  relating to the Transactions  specified in Section 10.1 and this  Section  10.3 shall  have been  satisfied,  and the Seller  shall have received a certificate  dated the Closing Date and validly executed on behalf of the  Purchaser  certifying  as to the matters  specified in Section  10.3(a) and
10.3(b); and

     (h) the Phase II  Environmental  Assessment  described in Schedule  10.2(i)
hereto shall have been  completed  and the sum of (i)  $5,000,000  plus (ii) the
Present Value of the Seller's Portion of the  Environmental  Liability  Estimate
shall not exceed $50,000,000.

                                   Article XI
                                   TERMINATION

     11.1  Termination.  This  Agreement  may be  terminated  before  the
Closing Date only, and then only by any of the following:

     (a) by the written agreement of the Purchaser and the Seller;

     (b) at the election of the Purchaser if any condition set forth in Sections
10.1  and  10.2  becomes  incapable  of  fulfillment  and is not  waived  by the
Purchaser,  provided,  however that any such condition relating to a breach or a failure to perform a representation, warranty, covenant or other agreement prior to the Closing Date shall be a cause for  termination  of this Agreement only if such breach or failure  cannot be or has not been cured within  thirty (30) days after the giving of written notice of such breach or failure to the Seller, such notice to be given promptly after the Purchaser  becomes aware of such breach of failure;

     (c) at the  election of the Seller if any  condition  set forth in Sections
10.1 and 10.3 becomes  incapable of fulfillment and is not waived by the Seller, provided,  however that any such condition  relating to a breach or a failure to perform a  representation,  warranty,  covenant or other  agreement prior to the
Closing Date shall be a cause for  termination  of this  Agreement  only if such breach or failure  cannot be or has not been cured within thirty (30) days after the giving of written  notice of such breach or failure to the  Purchaser,  such notice to be given  promptly  after the Seller  become  aware of such  breach of failure;

     (d) at the election of the Seller or the  Purchaser,  if the Closing  shall have not  occurred  by July 31, 2002 (other than as a result of a breach of this
Agreement by the party seeking termination).

     11.2  Liabilities  After  Termination.  (a) Upon termination of this
Agreement  pursuant to Section 11.1, no party shall  thereafter have any further liability or obligation hereunder;  provided,  however, that, subject to clauses
(b) and (c) below, such termination shall not relieve any party of any liability for any breach of this Agreement prior to the date of such termination.

     (b) In the event that the  Purchaser  elects to  terminate  this  Agreement pursuant  to  Section  11.1(b)  hereof  as a result  of a breach  of one or more representations  or  warranties of the Seller set forth in Article V, the Seller and Purchaser agree that the Purchaser shall have suffered damages in the amount of  $7,000,000  and the  Seller  shall  pay such  amount  to the  Purchaser,  as liquidated damages and not as a penalty. Such amount of liquidated damages shall be the sole and exclusive remedy of the Purchaser for any claim relating to this
Agreement resulting from such breach.

     (c) In the  event  that the  Seller  elects  to  terminate  this  Agreement pursuant  to  Section  11.1(c)  hereof  as a result  of a breach  of one or more representations or warranties of the Purchaser as set forth in Article VI (other than for a breach of the  representation and warranty set forth in Section 6.6), the Seller and Purchaser  agree that the Seller shall have  suffered  damages in the amount of $7,000,000 and the Purchaser  shall pay such amount to the Seller, as liquidated  damages and not as a penalty.  Such amount of liquidated  damages shall be the sole and exclusive  remedy of the Seller for any claim  relating to this  Agreement  resulting  from  such  breach.  In the case of a breach  of the representation  and warranty set forth in Section 6.6 such limitation  shall not apply.

                                  Article XII
                                  MISCELLANEOUS

     12.1 No Survival of Representations,  Warranties and Covenants. None
of the representations,  warranties,  covenants and agreements contained in this
Agreement or in any other  documents or instrument  delivered in connection with this Agreement will survive the Closing,  except that  indemnification  shall be available to the parties with respect to fraud,  effective  until the applicable statute of limitations period expires; provided, however, that this Section 12.1 will not limit any  covenant  or  agreement  of the  parties  which by its terms contemplates  performance  after  the  Closing.  In the event  that the  Closing occurs,  except  in the  case of fraud as set  forth in the  preceding  sentence neither  the  Seller  nor the  Purchaser  shall have any claim for breach of any representation or warranty or breach of any covenant to be performed on or prior to the Closing.

     12.2  Entire  Agreement.  This  Agreement,  together  with the other
Transaction Documents, constitutes the entire agreement and supersedes all prior written  and oral  agreements  among the  parties  hereto  and their  respective
Affiliates  with  respect  to the  subject  matter  hereof;  provided,  that the
Confidentiality  Agreement  shall  survive the  execution  and  delivery of this
Agreement until the occurrence of the Closing.

     12.3 Governing  Law.  This Agreement shall be construed and enforced in accordance  with, and shall be governed by, the laws of the State of Delaware without regard to conflicts of law provisions.

     12.4  Jurisdiction and Forum;  Waiver of Jury Trial.  (a) Each party hereto  irrevocably  submits to the  jurisdiction of any New York state court or any federal court in the Southern  District of New York in any Legal  Proceeding
arising out of or relating to this Agreement or any other Transaction  Document, and hereby  irrevocably  agrees that all claims in respect of such action may be heard and  determined  in such New York state or federal  court in the  Southern
District  of New York.  Each party  hereto  hereby  irrevocably  waives,  to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.  The parties further agree, to the extent  permitted by law, that final and  unappealable  judgment  against any of them in any action or proceeding  contemplated above shall be conclusive and may be enforced  in any other  jurisdiction  within or outside the United  States by suit on the judgment,  a certified copy of which shall be conclusive evidence of the fact and amount of such judgment.

     (b) Each party hereto waives,  to the fullest extent  permitted by law, any right it may have to a trial by jury in respect of any Legal Proceeding  arising out of or relating to this Agreement or any other  Transaction  Documents.  Each party hereto certifies that it has been induced to enter into this Agreement and the other Transaction  Documents by, among other things,  the mutual waivers and certifications set forth above in this Section 12.4.

     12.5 Severability. In the event that any provision of this Agreement
shall  be  invalid,  illegal  or  unenforceable,   the  validity,  legality  and
enforceability  of the remaining  provisions shall not in any way be affected or impaired thereby so long as the remaining  provisions do not fundamentally alter the relations among the parties hereto.

     12.6  Expenses.  Subject to Section 3.3, each of the parties  hereto shall  bear its own  expenses  and the  Seller  the  expenses  of the  Company's advisors (including,  without limitation, fees and disbursements of its counsel,
accountants   and  other  experts)   incurred  by  it  in  connection  with  the
preparation,  negotiation, execution, delivery and performance of this Agreement and the other  Transaction  Documents and the  consummation of the  transactions contemplated hereby and thereby.

     12.7  Table  of Contents  and  Headings.  The table of contents  and section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

     12.8 Schedules.  Any information contained in this agreement, on any schedule or exhibit  attached  to this  agreement,  or in any other  Transaction
Document  or  schedule  or  exhibit  attached  thereto,  shall be  deemed  to be constructively  cross-referenced herein and listed on all exhibits and schedules to the extent applicable thereto.

     12.9 Notices.  All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given to a party at the  following  address (or to such other address as such party may have  specified by notice given to the other parties  pursuant to this provision):

                  If to the Seller to:

                  Filuxel SA
                  23, avenue Monterey
                  L. 2086 Luxembourg
                  Attention:  Carlo Schlesser
                  Facsimile:  352-466-111-3710

                  With a required copy (which shall not constitute notice) to:

                  BC Partners
                  54 Avenue Marceau
                  75008 Paris
                  France
                  Attention:  Michel Guillet
                  Facsimile:  33-1-5357-6006

                  With a required copy (which shall not constitute notice) to:

                  Cleary, Gottlieb, Steen & Hamilton
                  One Liberty Plaza
                  New York, New York 10006
                  Attention:  Laurent Alpert
                  Facsimile:  (212) 225-3999

                  If to the Purchaser to:

                  Cintas Corporation
                  6800 Cintas Boulevard
                  Mason, Ohio 45040
                  Attention:  Robert J. Kohlhepp
                  Facsimile:  (513) 573-4030

                  With a required copy (which shall not constitute notice) to:

                  Cintas Corporation
                  6800 Cintas Boulevard
                  Mason, Ohio 45040
                  Attention:  Thomas E. Frooman
                  Facsimile:  (513) 754-3642

                  With a required copy (which shall not constitute notice) to:

                  Keating, Muething & Klekamp, P.L.L.
                  One East Fourth Street
                  1400 Provident Tower
                  Cincinnati, Ohio 45202
                  Attention:  Robert E. Coletti
                  Facsimile:  (513) 579-6956

                  All such notices, requests and other communications shall be deemed received on the day of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a business day in the place of receipt; otherwise, such notices, requests or communications shall be deemed to have been received on the next succeeding business day in the place of receipt.

     12.10  Binding  Effect;  Beneficiaries;  Assignment.  This Agreement
shall be  binding  upon and  inure  to the  benefit  of the  parties  and  their respective  successors and permitted  assigns.  Nothing in this Agreement  shall create or be deemed to create any third party  beneficiary  rights in any Person not party to this Agreement other than the Seller and other than as set forth in
Article IX. No party may  transfer  any of its rights or  obligations  hereunder without the express  written  consent of each other party  hereto,  and any such attempted  transfer in violation  of this Section  12.10 shall be null and void.
Notwithstanding the foregoing, the Seller or the Purchaser may each assign their rights or delegate the  performance of its  obligations  hereunder to any of its
Subsidiaries,  provided  that the Seller or the  Purchaser,  as the case may be, shall remain fully liable for the performance of its obligations hereunder.

     12.11 No  Personal  Liability.  The parties hereto  acknowledge  and agree that no individual,  including without  limitation any officer,  director, employee, agent or representative of the parties or their respective Affiliates, shall  incur any  personal  liability  for any  breach  of the  representations, warranties or covenants  contained in this Agreement or in any other Transaction
Document.

     12.12  Amendments.  This Agreement may be amended,  supplemented  or modified,  and any  provision  hereof may be waived,  only pursuant to a written instrument  making  specific  reference to this Agreement  signed by each of the parties hereto.

     12.13  Waiver.  No failure or delay by any party in  exercising  any right, power or privilege  hereunder shall operate as a waiver thereof nor shall any single or partial  exercise  thereof  preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

     12.14 Counterparts.  This Agreement may be executed in any number of counterparts,  each of  which  shall be  deemed  an  original,  but all of which together shall constitute one and the same instrument.

     12.15  Language.  Although the parties may translate  this Agreement into different  languages,  the governing  version shall be the English language version.

     12.16 No  Presumption.  This  Agreement  shall be construed  without regard to any  presumption  or rule  requiring  construction  or  interpretation against the party drafting or causing any instrument to be drafted.

         (Remainder of page intentionally blank; signature page follows)

     IN WITNESS  WHEREOF,  the parties hereto have executed this Agreement as of the date first above written.

                                              CINTAS CORPORATION

                                              By:
                                                 ---------------------------
                                                 Name:
                                                 Title:

                                              FILUXEL SA

                                              By:
                                                 ---------------------------
                                                 Name:
                                                 Title: